FOR RELEASE June 14, 2010

Chindex International and Fosun Pharma
Agree to Form Medical Products Joint Venture
and Agree to Stock Sale

Fosun Pharma Agrees to Increase Ownership Stake in Chindex International up to 25 Percent
Joint Venture Would Leverage Scale and Presence in China’s Medical Device Market

Bethesda, Maryland – June 14, 2010 - Chindex International, Inc. (“Chindex”) (NASDAQ: CHDX), a leading independent American provider of Western healthcare products and services in the People’s Republic of China, and Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), a leading manufacturer and distributor of western and Chinese medicine and devices in China, today announced that they have entered into a strategic alliance to utilize respective strengths in China’s medical industry.

The strategic alliance includes the agreement on basic terms by Fosun Pharma and Chindex to form Chindex Medical Limited (the “Joint Venture”), a joint venture focused on manufacturing and distributing medical devices in China. The Joint Venture would merge and operate Chindex’s Medical Products division and certain of Fosun Pharma’s medical device businesses in China. The Joint Venture would be owned 51% by Fosun Pharma and 49% by Chindex. The closing of the Joint Venture is subject to the final negotiation and execution of definitive documents in accordance with a current term sheet.

The strategic alliance also includes a definitive agreement by Fosun Pharma to purchase from Chindex up to 1,990,447 shares of Chindex common stock at $15 per share, which when aggregated with other Chindex shares owned by Fosun Pharma would gain Fosun Pharma up to 4,229,701 shares, representing a 25% ownership stake in Chindex, subject to certain stockholder limitations. The stock sale is expected to raise an aggregate of approximately $30.0 million, the net proceeds of which are expected to be used, among other things, to continue expansion of the Company’s United Family Healthcare network. Under the terms of the agreement, the sale of the shares of common stock would be completed in two closings, the first of which is expected to occur in the second quarter of the current fiscal year, subject to certain customary closing conditions, and would relate to approximately one-half of the shares to be purchased.  The closing of the balance of the shares would occur subject to the consummation of the Joint Venture as well as certain customary closing conditions.  In connection with the transactions, until the occurrence of certain events, Fosun Pharma has agreed to certain voting and standstill limitations.  The foregoing description of the agreements is qualified in its entirety by reference to the full text of the agreements filed today with Chindex’s Form 8-K.

Roberta Lipson, President and CEO of Chindex said, “We are delighted to forge this landmark partnership with Fosun Pharma and we welcome their participation and expertise as one of our major shareholders.  Their credibility and presence in China is an asset to us as we execute our plan to build the leading network of premium care hospitals and clinics across the country.  This strategic alliance is mutually beneficial for several reasons and we are particularly excited about launching Chindex Medical Limited, our proposed joint venture in medical device distribution.  Fosun Pharma already operates business in this area, and the addition of our medical products division is a great fit which should drive scale and a deeper presence across China.”

Chen Qiyu, Chairman of Fosun Pharma said, “Fosun Pharma is pleased to be partnering with Chindex, including establishing Chindex Medical Ltd. Chindex is a well known name in the medical device markets in China. We look forward to leveraging both companies’ strengths to consummate and grow the venture in the future. In addition, we are happy to be an important shareholder of Chindex as we believe both the Chindex and the United Family Healthcare brands have great potential as the demand for premium healthcare services accelerates along with China’s growing economy.  We believe that United Family Healthcare is the leading private premium healthcare services brand in the country today.”

Financial Impact of the Transaction

Income statement: Upon formation of the Joint Venture expected later this year, Chindex expects to no longer consolidate the results of its Medical Products division.  Using the equity method, the Company would recognize the proportional contribution from the Joint Venture.  The use of the equity method would also reduce the volatility of the Company’s revenue and income from operations of the division, which was experienced due to the timing of shipments of medical products.

Balance sheet: Upon closing, the stock sale is expected to raise an aggregate of approximately $30.0 million.  Chindex believes the increased capital will allow more rapid expansion of the United Family Healthcare network. Chindex currently has expansion projects underway in Beijing, Shanghai, Guangzhou and Tianjin. Additional development projects are under negotiation in Chengdu, Hangzhou, Qingdao and Dalian.

About Chindex International, Inc.

Chindex is an American health care company that provides health care services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. Health care services are provided through the operations of its United Family Healthcare division, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in Beijing, Shanghai and Guangzhou. Chindex sells medical products manufactured by various major multinational companies, including Siemens AG and Intuitive Surgical, for which the Company is the exclusive distribution partner for the sale and servicing of color ultrasound systems and surgical robotic systems respectively. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-eight years of experience, approximately 1,300 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s website, http://www.chindex.com.

About Shanghai Fosun Pharmaceutical (Group) Co., Ltd.

Shanghai Fosun Pharmaceutical (Group) Co., Ltd (SHA:600196), is engaged in research and development, manufacturing and distribution of Western chemical medicines, traditional Chinese medicines and active pharmaceutical ingredients as the core business, and taking the leading market role in medical diagonosis, medical services and devices.  Its products have leading market positions in the treatment of liver related diseases, diabetes, gynecology and clinical diagnosis in China. Fosun Pharma’s holding subsidiary Guilin Pharma is also a leading company in anti-malaria medicine in the global market for which it is China’s only WHO direct supplier.   Sinopharm Group Co., Ltd., invested by Fosun Pharma, has been one of the largest wholesale and retail distribution networks for pharmaceutical products in China. Sinopharm Group listed on the Hong Kong Stock Exchange in 2009. Fosun Pharma’s principal executive office is located in Shanghai, China. For more information, please visit：http://www.fosunpharma.com.

Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, we or our representatives have made or continue to make forward-looking statements, orally or in writing, in other contexts.  These forward-looking statements generally can be identified by the use of terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe” or “continue” and similar expressions, or as other statements that do not relate solely to historical facts. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict or quantify.  Management believes these statements to be reasonable when made. However, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such forward-looking statements involve known and unknown risks, including, but not limited to, those identified in “Risk Factors” in the Company’s filings with the SEC, to which we refer you. These risks also include without limitation that there can be no assurance that the Company will consummate the transactions described above on the projected timetable or at all nor that specific terms thereof will be effectively enforceable, and that completion of the Joint Venture will depend on the negotiation of numerous business terms not reflected in the current term sheet or only reflected in general terms, including the respective operations to be contributed by the parties, which terms may vary as a result of, among other things, negotiations, due diligence, operational developments of the businesses to be contributed and the industries thereof, valuation considerations and external factors.